                                                                     EXHIBIT 3.3

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written consent of the Board of Directors of: University Girls
Calendar, Ltd. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said
Article shall be and read as follows:

     FIRST: The name of this Corporation is Towerstream Corporation

SECOND: That thereafter, pursuant to resolution of its Board of Directors and in accordance with Section 228(a) of the General Corporation Law of the State of
Delaware, a written consent of the stockholders of said corporation was adopted, in which consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12th day of January, 2007

                                        BY: /s/ Jeffrey M. Thompson
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                                            Authorized Officer

                                        TITLE: Chief Executive Officer

                                        NAME: Jeffrey M. Thompson
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